EXHIBIT 4.1

REGISTRATION RIGHTS SUPPLEMENTAL AGREEMENT

This Registration Rights Supplemental Agreement (this “Agreement”) is made as of March 28, 2023 (the “Execution Date”), by and among Sangoma Technologies Corporation, a corporation existing under the laws of the Province of Ontario (the “Company”), and the selling shareholders identified on the signature pages hereto (collectively, the “Selling Shareholders” and, each individually, a “Selling Shareholder”). The Company, the Selling Shareholders and any other Eligible Seller (as defined below) who becomes a party to this Agreement from time to time may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the terms of that certain Purchase Agreement (as defined below), the Company acquired all of the shares of StarBlue Inc. from Star2Star Holdings, LLC and Blue Face Holdings LLC (the “StarBlue Acquisition”);

WHEREAS, as consideration in the StarBlue Acquisition, the Company agreed to issue to the Selling Shareholders 12,571,428 of the Company’s common shares, no par value (the “Common Shares”), to be issued and distributed in fourteen quarterly installments commencing on April 1, 2022 (with Old Town Gelato, LLC, NSG III S2S (Unblocked), L.P. and NSG III S2S (Blocked) Subsidiary, L.P. receiving their Common Shares as in-kind distributions from Star2Star Holdings, LLC);

WHEREAS, the Company subsequently agreed to accelerate the issuance of the Common Shares to the Selling Shareholders pursuant to the terms of the StarBlue Amendment (as defined below);

WHEREAS, the Company has agreed to register on behalf of the Selling Shareholders the resale of the Common Shares (the “Resale Shares”) through the filing of the Registration Statement (as defined below); and

WHEREAS, as a condition to the filing of the Registration Statement and consummation of the transactions contemplated thereby, the Parties have agreed to enter into this Agreement to set forth certain rights and obligations of the Parties.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.             Certain Definitions. As used in this Agreement, the following terms not defined elsewhere shall have the following respective meanings:

“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in Toronto, Canada are generally closed for business.

“Eligible Seller” means the Selling Shareholders and each of their respective Permitted Transferees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority.

“Losses” means any and all losses, liabilities, claims, damages, obligations, judgements, settlements, charges, fees, costs and expenses (including interest, penalties and fees, costs and expenses of counsel, accountants, court or arbitration, and other fees, costs and expenses of defense) and any amounts paid in satisfaction of any assessments, judgments or settlements relating thereto.

“Permitted Transferees” means any Selling Shareholder and each of their respective pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Prospectus” means any prospectus (or prospectuses) included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” means that certain Stock Purchase Agreement, dated as of January 28, 2021, by and among Sangoma Technologies US Inc., the Company, StarBlue Inc., Blue Face Holdings Limited, Star2Star Holdings, LLC and the Sellers’ Representative named therein, as amended by the StarBlue Amendment.

“Registrable Securities” means (a) the Resale Shares and (b) any shares of Common Shares issued or issuable with respect to the Resale Shares by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Shares.

“Registration Date” means on or around March 28, 2023.

“Registration Statement” means that certain registration statement on Form F-3 of the Company, as filed with the SEC on or around the Registration Date, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC under the authority of the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities.

“StarBlue Amendment” means that certain Amendment No. 1 to the Stock Purchase Agreement, dated as of March 27, 2023, by and among Sangoma Technologies US Inc., the Company, StarBlue Inc., Blue Face Holdings Limited, Star2Star Holdings, LLC and the Sellers’ Representative named therein.

2.             Undertakings. The Company agrees to (i) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities during the Term (as defined below), and prepare and file with the SEC such additional registration statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and, as so supplemented or amended, to be filed pursuant to Rule 424 under the Securities Act, and (iii) respond as soon as reasonably practicable to any comments received from the SEC with respect to a registration statement (or any amendment thereto) covering the Registrable Securities, and provide as soon as reasonably practicable to the Selling Shareholders true and complete copies of all correspondence from and to the SEC relating to a registration statement covering the Registrable Securities (provided, that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company). The Parties agree to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a registration statement during the Term in accordance with the intended methods of disposition by the Selling Shareholders set forth in such registration statement, as so amended, or in such prospectus, as so supplemented.

3.             Term. The Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding, unless terminated sooner by written agreement of the Parties (in whole or solely regarding an applicable Eligible Seller) (collectively, the “Term”).

4.             Indemnification.

(a)             In connection with the offer and sale of Registrable Securities under the Registration Statement, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Eligible Seller, its directors, officers, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Shares), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, against any Losses to which any such Person may become subject under the Securities Act or the Exchange Act insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Registration Statement) or not misleading in light of the circumstances under which they were made (with respect to any prospectus), and (iii) violation or alleged violation by the Company or its officers, directors, employees, agents or affiliates of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, and the Company shall reimburse the Eligible Sellers for any legal costs or other expenses reasonably incurred by them in connection with investigating, defending or settling any such Loss or Proceeding; provided, that, the Company shall not be liable in any such case (x) to the extent that any such Loss (or Proceeding in respect thereof) or expense arises out of or is based solely upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Eligible Seller expressly for the purpose of inclusion therein or (y) if the Company had provided to such Eligible Seller sufficiently in advance of the time of sale a copy of an amended preliminary prospectus or final prospectus that corrected such untrue or alleged untrue statement or such omission or alleged omission and the Person asserting any such Loss (or Proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of such preliminary or final prospectus at or prior to the written confirmation of the sale of such Registrable Securities to such Person because of the failure of such Eligible Seller to so provide such amended preliminary or final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any and shall survive the transfer by any Eligible Seller of any Common Shares to any Permitted Transferee. This indemnity shall be in addition to any liability or obligations the Company may otherwise have under applicable Law.

(b)             As a condition to including any Registrable Securities to be offered by any Eligible Seller in the Registration Statement, each such Eligible Seller agrees to be bound by the terms of this Section 4(b) and to indemnify, defend and hold harmless, to the fullest extent permitted by applicable Law, the Company, its directors, officers, shareholders, partners, agents, investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person against any Losses to which the Company may become subject under the Securities Act or otherwise, insofar as such Losses (or Proceedings in respect thereof) arise out of or are based solely upon any (i) untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information about such Eligible Seller furnished in writing to the Company by or on behalf of such Eligible Seller expressly for the purpose of inclusion therein, and (ii) violation or alleged violation by such Eligible Seller or its officers, directors, employees, agents or affiliates of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and such Eligible Seller shall reimburse the Company for any legal costs or other expenses reasonably incurred by it in connection with investigating, defending, or settling any such Loss or Proceeding. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company and shall survive the transfer by any Eligible Seller of such shares. This indemnity shall be in addition to any liability or obligations the Eligible Sellers may otherwise have under applicable Law.

(c)             Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding involving a claim referred to in Section 4(a) or Section 4(b) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that, the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 4(a) or Section 4(b), except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such Proceeding is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any Proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Liability in respect of such claim. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d)             If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such Loss or Proceeding as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) immediately above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

5.             Rule 144. So long as any of the Resale Shares held by any Eligible Seller are “restricted securities” or “control securities” within the meaning of Rule 144, (a) each Eligible Seller shall comply with any and all applicable requirements set forth under Rule 144, including with respect to any holding period requirements, and (b) the Company will use its reasonable efforts (i) to timely file all reports required to be filed by the Company after the date hereof under the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the SEC thereunder), and (ii) if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Selling Shareholders and make publicly available in accordance with Rule 144(c) such information as is required for the Selling Shareholders to sell the Resale Shares under Rule 144, all to the extent required from time to time to enable the Eligible Sellers to sell Resale Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

6.             Miscellaneous.

(a)             Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Delaware (without regard to conflict of Law principles).

(b)             Waiver of Jury Trial. The Parties each acknowledge and agree that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that (i) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a Proceeding, (ii) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained herein.

(c)             Assignment and Successors. No Eligible Seller may assign its rights under this Agreement to any Person without the prior written consent of the Company, which approval the Company may withhold in its reasonable discretion; provided, however, that an Eligible Seller may assign its rights under this Agreement without such consent to a Permitted Transferee as long as: (a) such transfer or assignment is effected in accordance with applicable securities Law; (b) such Permitted Transferee agrees in writing to become a Party to, and be subject to, the terms of this Agreement by properly executing a joinder in the form attached hereto as Exhibit A, which shall specify the name and address of the Permitted Transferee and identify the Registrable Securities with respect to which such rights are being transferred or assigned; and (c) such joinder is delivered to the Company prior to any such assignment. The Company shall, upon request of the transferring Eligible Seller and its Permitted Transferee (and after receiving such joinder), file, to the extent required, an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by such Permitted Transferees.

(d)             Registration Expenses. The Company, on the one hand, and the Selling Shareholders, on the other, shall each bear 50% of all required registration and filing fees in connection with any registration of the Registrable Securities (including in connection with the Registration Statement and any other registration statement filed pursuant to Section 2), including all reasonable fees and expenses of any legal counsel representing the Company and all reasonable fees and expenses of any legal counsel representing the Selling Shareholders. All Selling Expenses relating to the offer and sale of Registrable Securities registered through the Registration Statement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

(e)             Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter of this Agreement.

(f)             Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by the Parties to this Agreement.

(g)             Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (i) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (ii) sent by facsimile or electronic mail with confirmation of receipt (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (iii) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the address or facsimile number and marked to the attention of the individual’s name set forth in the Purchase Agreement (or to such other address, facsimile number or individual as a Party may designate by written notice).

(h)             Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. The signatures of all Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or electronic (including email) transmission that includes a copy of the sending Party’s signature(s) is as effective as signing and delivering the counterpart in-person.

(i)             Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the Parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(j)             Effective Date of this Agreement. This Agreement will be effective as of the Registration Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

the company

Sangoma Technologies Corporation

By:	/s/ Larry Stock
Name:	Larry Stock
Title:	Chief Financial Officer

SELLING SHAREHOLDERS

Star2Star Holdings, LLC

By:	/s/ Norm Worthington
Name:	Norm Worthington
Title:	Director

Old Town Gelato, LLC

By:	/s/ Norm Worthington
Name:	Norm Worthington
Title:	Director

NSG III S2S (Unblocked), L.P.

By:	/s/ Marc Lederman
Name:	Marc Lederman
Title:	Chief Operating Officer

NSG III S2S (Blocked) Subsidiary, L.P.

By:	/s/ Marc Lederman
Name:	Marc Lederman
Title:	Chief Operating Officer

[Signature page to Registration Rights Supplemental Agreement]

EXHIBIT A

Form of Joinder

Pursuant to Section 6(c) of that certain Registration Rights Supplemental Agreement, dated as of March 28, 2023 (the “Agreement”), by and among Sangoma Technologies Corporation, a corporation existing under the laws of the Province of Ontario (the “Company”), and the Selling Shareholders, the undersigned Eligible Seller and the undersigned Permitted Transferee, as those terms and any other capitalized terms used but not defined herein are defined in the Agreement, hereby agree as follows:

(1)             such Eligible Seller hereby assigns its rights under the Agreement to such Permitted Transferee solely in respect of the Registrable Securities identified on the signature page hereto; provided, however, such Eligible Seller remains otherwise subject to the terms and conditions of, and remains liable for any and all of its obligations under, the Agreement; and

(2)             such Permitted Transferee hereby accepts such assignment and agrees to become a Party to, and be subject to, the terms and conditions of the Agreement.

[Signature page follows]

A-1

The undersigned have duly executed this joinder on this ___ day of ________, 20__.

Eligible Seller:

Name:

By:
Name:
Title:

Permitted Transferee:

Name:

By:
Name:
Title:

Address:

Registrable Securities:

[Signature page to Form of Joinder]

A-2